      February 4, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

     Re:Export Funding Corporation
        Export Funding Trust, Series 1994-A
        7.89% Pass-Through Certificates
        (File. No. 33-49560)

Dear Sirs:

Enclosed herewith for filing on behalf of the Export Funding Trust, Series 1994-A created pursuant to a Pooling and Servicing Agreement dated as of December 11, 1992 among Export Funding Corporation, as Depositor, NationsBank of Texas, N.A., as Servicer, and Bankers Trust Company, as Trustee, are eight complete copies, including exhibits, of a Current Report on Form 8-K (the "Report") (one of which has been manually executed).

The Report is being filed to file a copy of the semi-annual Servicer's Report, dated February 4, 1999, delivered to the Trustee by the Servicer relating to the February 16, 1999 distribution by the Trust on the certificates.

Kindly acknowledge receipt of this letter and the enclosed documents by file stamping the enclosed duplicate copy of this letter and returning it to me at the address on the enclosed card.


Sincerely,


/S/Michael Timoney

Enclosure
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